Exhibit 23.1
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                                                           M O R G A N
                                                          &
                                                           C O M P A N Y
                                                           CHARTERED ACCOUNTANTS
                                                           ---------------------












                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------




We consent to the use in the Registration Statement of Europa Trade Agency Ltd. on Amendment No. 3 to Form SB-2 of our Independent Auditors' Report, dated August 30, 2004, on the balance sheets of Europa Trade Agency Ltd. as at July 31, 2004 and 2003, and the related statements of operations, cash flows, and stockholders' equity for the year ended July 31, 2004, and for the periods from June 6, 2003 (date of incorporation) to July 31, 2003 and from June 6, 2003 (date of incorporation) to 2004.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver, Canada                                             "Morgan & Company"

December 6, 2004                                           Chartered Accountants










Tel: (604) 687-5841                 MEMBER OF                     P.O. Box 10007
Fax: (604) 687-0075                  [LOGO]           Pacific Centre, Suite 1488
www.morgan-cas.com                    ACPA               700 West Georgia Street
                                  INTERNATIONAL         Vancouver, B.C.  V7Y 1A1